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                                                                  Exhibit 10.37


                       AMENDMENT OF EMPLOYMENT AGREEMENT


     Amendment to Employment Agreement made as of the 13th day of November, 1998 by and between L.S. Wholesale, Inc., a Massachusetts corporation with its main office in St Thomas, U.S.V.I. (the "Employer") and William K. Canfield (the "Employee").

     The Employment Agreement of William K. Canfield has been amended to extend the original Agreement from June 16, 1999 for one year ending June 15, 2000 and to include the following:

Termination Subsequent to Change in Control
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     a.   Except as set forth in Section 5 in the original Agreement to the contrary, in the event of a Terminating Event (as defined below) within one year from the date of a Change in Control (as defined below) of Little Switzerland, as of the date of such Terminating Event, the Executive shall be entitled to receive a lump sum payment equal to twelve (12) months of Base Salary, plus any accrued and unpaid Annual Bonus which the Executive has earned pursuant to
Section 3.a. of the original Agreement.

     b. For purposes of this Agreement, a "Terminating Event" shall mean termination by the Employer or its successor entity of the Executive for any reason other than death or cause pursuant of Section 5.a. or Section 5.b. above.

     c. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in the following instances: (i) if there has occurred a change in control which Little Switzerland would be required to report in response to
Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes; (ii) if there has occurred a change in control which Little Switzerland would be required to report in response to Item 6(e) of Schedule 14A promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes; (iii) when any "person" (as such term is used in Section 24(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Little Switzerland representing fifteen percent (15%) or more of the total number of votes that may be cast for the election of Directors of Little Switzerland; (iv) the sale, transfer or other disposition of all or substantially all of the assets of Little Switzerland to another person or entity; (v) the election of Directors of Little Switzerland equal to one-third or more of the total number of Directors then in office who have not been nominated by Little Switzerland's Board of Directors or a committee thereof as constituted on the date hereof; or (vi) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in

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Control; provided, however, that a "Change in Control" shall not be deemed to
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have occurred as a result of the beneficial ownership of Little Switzerland's
Common Stock by any person who is a "Grandfathered Person" under Little Switzerland's Shareholder Rights Agreement dated July 17, 1991, as amended (the "Rights Agreement"), so long as such Grandfathered Person's beneficial ownership of Little Switzerland's Common Stock does not exceed such Grandfathered Person's "Grandfathered Percentage" (as defined in the Rights Agreement).

     IN WITNESS WHEREOF, the Amendment to this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.

                                    L.S. Wholesale, Inc.


                                    By:/s/ C. William Carey
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                                       C. William Carey, President

                                       /s/ William K. Canfield
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                                       William K. Canfield

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